                                                                HEI EXHIBIT 99.1

                  NINTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS NINTH AMENDMENT TO TRUST AGREEMENT, is made and entered into May 4, 1998, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, April 1, 1996, April 1, 1997, June 13,
1997 and February 27, 1998 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided in Section 13 thereunder; and

     WHEREAS, on May 4, 1998, the Sponsor wishes to add Plan Sponsor WebStation as a service under the Trust and remove Plan Sponsor Workstation; and

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending and restating Schedule "B" as attached.

     (2) Adding a new Schedule "K", Plan Sponsor Webstation Agreement, as attached.

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Ninth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


HAWAIIAN ELECTRIC INDUSTRIES, INC.    FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,    COMPANY
INC. PENSION INVESTMENT COMMITTEE


By  /s/ Peter C. Lewis    5/1/98      By /s/ John DiBenedetto     5/30/98
    ----------------------------         --------------------------------
    Peter C. Lewis          Date         Vice President              Date
    Member


By  /s/ Constance H. Lau  5/1/98
    ----------------------------
    Constance H. Lau        Date
    Secretary and Member

                                 Schedule "B"

                                 FEE SCHEDULE
                                 ------------


Recordkeeping Fees
------------------
* Annual Participation Fee               Fees will be billed quarterly and are
  (See below)                            subject to a $7,500.00** per year or $22.00 per participant per year minimum fee, whichever is greater.

* Plan Establishment Fee                 $2,500.00

* Loan Fee                               Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.

* Plan Sponsor WebStation (PSW):         All User ID fees waived.

* Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through the calendar year-end for 1099R reporting.

Trustee Fees
------------

* To the extent that assets are invested in Fidelity Mutual Funds, 0.0125% per calendar quarter of the assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00

(Note: The Trustee reserves the right to review migration into Non-Fidelity Mutual Funds for potential impact on recordkeeping fees.)



HAWAIIAN ELECTRIC INDUSTRIES, INC.    FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,    COMPANY
INC. PENSION INVESTMENT COMMITTEE


By  /s/ Peter C. Lewis    5/1/98      By /s/ John DiBenedetto  5/30/98
    ----------------------------         -----------------------------
    Peter C. Lewis          Date         Vice President           Date
    Member


By  /s/ Constance H. Lau  5/1/98
   -----------------------------
   Constance H. Lau         Date
   Secretary and Member

                                 SCHEDULE "K"
                       PLAN SPONSOR WEBSTATION AGREEMENT

     This Agreement is entered into effective as of the fourth day of May, 1998, by and between Fidelity Institutional Retirement Services Company, a division of FMR Corp., a Massachusetts corporation ("Fidelity") and Hawaiian Electric Industries, Inc. ("Sponsor").

1.  Terms of Access and Use.
    ------------------------
    Fidelity will provide the Sponsor and any individual authorized to act on behalf of the Sponsor, as identified in the Trust or Recordkeeping Agreement entered into between Fidelity or Fidelity Management Trust Company and the Sponsor, (collectively referred to as "User") with access to Plan Sponsor WebStation ("WebStation") upon Fidelity's acceptance of a properly completed Security Access Form. Fidelity hereby grants the User a non-transferable license to access WebStation in accordance with the terms and conditions described herein. No rights are conveyed to any property, intellectual or tangible, associated with WebStation. The User agrees to use the WebStation in accordance with the terms described herein and will not make it available to any third party without the prior written consent of Fidelity.

2.  Authorization of Directions.  User agrees that Fidelity shall not be under a
    ----------------------------
    duty to inquire as to the authority or propriety of any directions given to Fidelity by the User and shall be entitled to act upon the direction any person whom it reasonably believes to be an authorized representative of the User.

3.  Security of System.  The User shall be responsible for the confidentiality
    -------------------
    and use of any passwords and other security data, methods and devices issued to or obtained by it or its employees, representatives or agents in connection with the use of the WebStation. The User shall comply with the security procedures established by Fidelity for WebStation, including the use of passwords and/or encryption methods.

    The User agrees to promptly notify Fidelity of any unauthorized, negligent or inadvertent use of the system of which it is aware. The User further agrees to notify Fidelity of the termination of any employee who was granted access to Plan Sponsor WebStation. Fidelity retains the right to immediately suspend or withdraw access to WebStation, if, in Fidelity's opinion, such action is necessary to maintain the integrity of WebStation.

4.  Liability of the Parties.  To the extent that Plan Sponsor WebStation
    -------------------------
    utilizes Internet services to transport data or communications, Fidelity will take reasonable security precautions, but Fidelity disclaims any liability for losses or other damages to the User resulting from interception, alteration or loss of any such data or communications. Fidelity shall not be responsible for, and makes no warranties regarding, the access, speed or availability of Internet or network services.

5.  Miscellaneous.  This Agreement shall be binding upon and inure to the
    --------------
    benefit of the parties and their respective successors and assigns, and to the beneficiaries of the Trust. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent pre-empted by the provisions of the Employee Retirement Income Security Act of 1974. This Agreement may be terminated by either party upon seven (7) days' written notice to the other party hereto at the address indicated below. Sections 2, 4, and 5 shall survive any termination of this Agreement.

6. WebStation will replace Remote Access and Plan Sponsor WorkStation. All references and fees to Remote Access and Plan Sponsor WorkStation are hereby amended as follows:

Plan Sponsor WebStation (PSW):            All User ID fees waived.



Executed this fourth day of May, 1998.



HAWAIIAN ELECTRIC INDUSTRIES, INC.    FIDELITY INSTITUTIONAL
BY:  HAWAIIAN ELECTRIC INDUSTRIES,    RETIREMENT SERVICES COMPANY
INC. PENSION INVESTMENT COMMITTEE



By  /s/ Peter C. Lewis    5/1/98      By  /s/ James M. McKinney    6/29/98
    ----------------------------          --------------------------------
    Peter C. Lewis          Date          Senior Vice President       Date
    Member


By  /s/ Constance H. Lau  5/1/98
    ----------------------------
    Constance H. Lau        Date
    Secretary and Member